EXHIBIT 99.1
PRESS RELEASE


                                  PRESS RELEASE
                             (For Immediate Release)
                                  July 14, 2003


PREMIERWEST REPORTS 48% INCREASE IN EARNINGS

MEDFORD, OR., - John Anhorn, President & Chief Executive Officer for PremierWest Bancorp (OTC BB: PRWT), announced earnings of $1,521,000 for the quarter ended June 30, 2003, an increase of 48% when compared to the same period in 2002. Diluted earnings per share for the second quarter of 2003 were $.13, compared to $.08 per share for the second quarter of 2002.

PremierWest Bancorp posted earnings of $2,769,000 for the first six months of 2003, compared to $1,935,000 for the comparable period in 2002, an increase of 43.1%. Earnings per diluted share amounted to $.24 and $.16 for the six months ending June 30, 2003 and 2002, respectively.

Second Quarter 2003 Results included:

        o   Strong Earnings (up 48%)
        o   Stable Net Interest Margin
        o   Loan & Deposit growth
        o   Sound Credit Portfolio
        o   Improved Efficiency Ratio

"We believe that our focus on increased efficiencies, control of non-interest expense, building a strong core deposit base, improved credit quality, and growing our relationships in existing markets we serve continues to be reflected in both our earnings and shareholder value," stated Rich Hieb, Executive Vice President & Chief Operating Officer.

LOAN & DEPOSIT GROWTH:
---------------------
Total Deposits amounted to $451.3 million at June 30, 2003, an increase of $30.7 million or 7.3% when compared to total deposits at June 30, 2002. Non-interest bearing deposits continue to comprise a significant portion of our deposit base, increasing $6.1 million when comparing June 30, 2003 totals of $102.7 million to March 31, 2003 totals of $96.6 million.

Gross loans totaled $410.5 million at June 30, 2003, an increase of $13.9 million or 3.5% when compared to March 31, 2003 totals of $396.6 million and 6.8% when compared to June 30, 2002 totals of $384.3 million. "Strong customer relationships have been a key component in our ability to attract quality loans during this period of intense competition," stated Jim Earley, Senior Vice President and Credit Administrator.

NET INTEREST MARGIN:
-------------------
Net interest income for the three month period ending June 30, 2003 amounted to $6.2 million, resulting in a Net Interest Margin of 5.30%, down 9 basis points when compared to the 5.39% Net Interest Margin achieved during the first quarter of 2003.

Tom Anderson, Senior Vice President & Chief Financial Officer stated, "strong loan growth, coupled with solid core deposit growth resulted in a relatively stable net interest margin, despite the record low interest rate environment we have been experiencing." Anderson also noted, "we don't believe that the recent reduction in rates by the Federal Reserve should have a material impact on our net interest margin. We have taken great care in building a strong core deposit base and quality credit portfolio in a very competitive market without risking future earnings. We expect our net interest margin to remain fairly stable during the latter half of 2003."

CREDIT QUALITY:
--------------
Non-performing assets amounted to $3.7 million, or .69% of total assets at June 30, 2003, compared to $3.4 million or .64% at March 31, 2003. "We continue to see improvement in the overall quality of our portfolio, and while the 2nd quarter's results indicate a minimal dollar increase in non-performing assets, we expect a substantial decline in total non-performing assets prior to the end of the third quarter of this year," stated Jim Earley, Senior Vice President & Credit Administrator. Earley further noted, "recent levels continue to represent a considerable improvement when compared to the $7.7 million in non-performing assets at June 30, 2002. We believe the slight increase this quarter is a temporary suspension of the steady record of improvement we have achieved during the past multiple quarters."

Rich Hieb further noted that, "we are committed to a course focused on continued reduction of non-performing assets, while growing the Company's credit portfolio without sacrificing credit quality or future earnings. During the last eight quarters, a period when competition for quality credits has been extremely strong, we have achieved growth in total loans and a steady reduction in the level of non-performing assets. We expect to continue the trend we have established."

EFFICIENCY RATIO:
----------------
The Company's Efficiency Ratio for the quarter ending June 30, 2003 was 66.85%, an improvement when compared to 73.02% for the comparable quarter in 2002, and 70.81% for the immediately preceding quarter in 2003. The ratio drops to 65.11% for the quarter ending June 30, 2003, and 71.48% for the same quarter in 2002, when adjusted for tax sensitive items.

Management believes that the improvement in this key measurement of profitability is a result of management's attention to controlling expenses, growing both core relationships and non-interest income and an improved net interest margin. Non-interest expense as a percent of average assets declined to 4.01% for the first six months of 2003, compared to 4.38% for the same period in 2002. Non-interest expense amounted to $10.5 million for the first two quarters of 2003, a decline of $120,000 when compared to the same period in 2003 when non-interest expense amounted to $10.6 million. Management attributes the majority of the decline to improved employee efficiencies.
Non-interest income amounted to $2.9 million for the first two quarters of 2003, representing a 10.8% increase when compared to the $2.6 million of non-interest income earned during the first two quarters of 2002. Approximately two-thirds or $200,000 of the increase was attributable to the second quarter of 2003, specifically increased fee income from our Mortgage Loan processing division and increased service charge income on a larger core deposit base.

Tom Anderson emphasized, "the ratio of 66.85% remains well above management's target range of the upper 50 percentile range. However, the positive trend when compared to previous quarters is in line with management's projection of a ratio in the 62% to 64% range for the fourth quarter of 2003."

NEW FACILITIES:
--------------
Construction on a new full service banking facility located adjacent to the Company's administrative offices began in late June. The facility, expected to be open for business in early September will provide banking services through two drive-through banking lanes, a 24 Hour ATM, Night depository and a walk-in banking lobby. Extensive growth in the business community surrounding the new facility, and the lack of a convenient banking facility to serve the many individuals working in this area prompted the Company to invest in the new facility.

NASDAQ LISTING:
--------------
John Anhorn noted that PRWT had previously announced approval for the listing of its common stock on the NASDAQ SmallCap Market. Anhorn stated, "We have set July 31, 2003 as our date for entrance on the NASDAQ and shares of our common stock will be listed under our existing ticker symbol (PRWT)."

ABOUT PREMIERWEST BANCORP:
-------------------------
PremierWest Bancorp is the parent company of PremierWest Bank with banking offices located in Jackson, Josephine, Douglas and Klamath counties of Oregon; and Shasta and Siskiyou Counties in California. PremierWest Investment Services, Inc. and Premier Finance Company are subsidiaries of PremierWest Bank. PremierWest Investment Services maintains investment personnel in Medford and Roseburg, Oregon. Premier Finance Company has offices located in Medford, Klamath Falls and Portland, Oregon. PremierWest Mortgage is a division of PremierWest Bank and operates through offices in Roseburg, Klamath Falls, Grants Pass and Medford, Oregon, and Yreka and Redding, California.

This report contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in those statements. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks discussed in our reports to the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2002 and our forthcoming quarterly report on Form 10-Q for the period ended June 30, 2003. Copies of our securities filings are available on our Internet website at http://www.premierwestbank.com; however; readers should note that the contents of our website are not incorporated into this release or into any of our securities filings, except to the extent expressly noted therein. PremierWest undertakes no obligation to update any forward-looking statements contained herein.
______________________________________________________________________________
CONTACT:

PREMIERWEST BANCORP

John Anhorn                                 Richard Hieb
President                                   Executive Vice President
& Chief Executive Officer                   & Chief Operating Officer
(541) 618-6000                              (541) 618-6002
John.Anhorn@PremierWestBank.com             Rich.Hieb@PremierWestBank.com

Tom Anderson
Senior Vice President
& Chief Financial Officer
(541) 282-5190
Tom.Anderson@PremierWestBank.com

PREMIERWEST BANCORP
FINANCIAL HIGHLIGHTS

(All amounts in 000's, except per share data)
(unaudited)
EARNINGS AND PER SHARE DATA

                                                                                                 FOR THE THREE
                                                                                                 MONTHS ENDED
                                                                                                   MARCH 31
FOR THE THREE MONTHS ENDED JUNE 30                       2003       2002      CHANGE   % CHANGE     2003        CHANGE  % CHANGE
                                                      ---------- ---------- --------- ---------- ---------------------  --------
Interest income                                          $ 7,923    $ 8,033   $ (110)     -1.4%     $ 7,850      $ 73     0.9%
Interest expense                                           1,686      2,107     (421)    -20.0%       1,750       (64)   -3.7%
                                                      ---------- ---------- ---------            ---------------------
Net interest income                                        6,237      5,926      311       5.2%       6,100       137     2.2%
Provision for possible loan losses                           300        295        5       1.7%         300         -     0.0%
Non-interest income                                        1,576      1,368      208      15.2%       1,356       220    16.2%
Non-interest expense                                       5,223      5,326     (103)     -1.9%       5,279       (56)   -1.1%
                                                      ---------- ---------- ---------            ---------------------
Pre-tax income                                             2,290      1,673      617      36.9%       1,877       413    22.0%
Provision for income taxes                                   769        546      223      40.8%         629       140    22.3%
                                                      ---------- ---------- ---------            ---------------------

Net income before cumulative effect of an accounting
change                                                     1,521      1,127      394      35.0%       1,248       273    21.9%

Cumulative effect of an accounting change, net of tax          -        (99       99     100.0%           -         -
                                                      ---------- ---------- ---------            ---------------------
Net income                                               $ 1,521    $ 1,028    $ 493      48.0%     $ 1,248     $ 273    21.9%
                                                      ========== ========== =========            =====================

Basic earnings per share                                  $ 0.13     $ 0.09   $ 0.04      38.7%      $ 0.10    $ 0.03    27.3%
                                                      ========== ========== =========            =====================
Diluted earnings per share                                $ 0.13     $ 0.09   $ 0.04      39.8%      $ 0.10    $ 0.03    26.9%
                                                      ========== ========== =========            =====================
Per share cumulative effect of an accounting change,
net of tax                                                $    -    $ (0.01   $ 0.01     100.0%      $    -    $    -
                                                      ========== ========== =========            =====================
Basic earnings per share                                  $ 0.13     $ 0.08   $ 0.05      55.3%      $ 0.10    $ 0.03    27.3%
                                                      ========== ========== =========            =====================
Diluted earnings per share                                $ 0.13     $ 0.08   $ 0.05      56.7%      $ 0.10    $ 0.03    26.9%
                                                      ========== ========== =========            =====================

Average shares outstanding--basic                     11,628,161 12,040,350 (412,189)     -3.4%  12,145,937  (517,776)   -4.3%
Average shares outstanding--diluted                   11,712,270 12,131,700 (419,430)     -3.5%  12,197,865  (485,595)   -4.0%

FOR THE SIX MONTHS ENDED JUNE 30

Interest income                                         $ 15,773   $ 16,183   $ (410)     -2.5%
Interest expense                                           3,436      4,565   (1,129)    -24.7%
                                                      ---------- ---------- ---------
Net interest income                                       12,337     11,618      719       6.2%
Provision for possible loan losses                           600        587       13       2.2%
Non-interest income                                        2,932      2,646      286      10.8%
Non-interest expense                                      10,502     10,620     (118)     -1.1%
                                                      ---------- ---------- ---------
Pre-tax income                                             4,167      3,057    1,110      36.3%
Provision for income taxes                                 1,398      1,023      375      36.7%
                                                      ---------- ---------- ---------

Net income before cumulative effect of an accounting
change                                                     2,769      2,034      735      36.1%

Cumulative effect of an accounting change, net of tax          -        (99       99     100.0%
                                                      ---------- ---------- ---------
Net income                                               $ 2,769    $ 1,935    $ 834      43.1%
                                                      ========== ========== =========

Basic earnings per share                                  $ 0.24     $ 0.17   $ 0.07      40.4%
                                                      ========== ========== =========
Diluted earnings per share                                $ 0.24     $ 0.17   $ 0.07      40.0%
                                                      ========== ========== =========
Per share cumulative effect of an accounting change,
net of tax                                                $    -    $ (0.01   $ 0.01     100.0%
                                                      ========== ========== =========
Basic earnings per share                                  $ 0.24     $ 0.16   $ 0.08      49.2%
                                                      ========== ========== =========
Diluted earnings per share                                $ 0.24     $ 0.16   $ 0.08      48.8%
                                                      ========== ========== =========

Average shares outstanding--basic                     11,598,027 12,060,300 (462,273)     -3.8%
Average shares outstanding--diluted                   11,631,540 12,125,400 (493,860)     -4.1%

                                                                                              BALANCE SHEET
BALANCE SHEET                                                                                  AT MARCH 31
AT JUNE 30                                  2003         2002        CHANGE      % CHANGE         2003          CHANGE      % CHANGE
                                         ------------ ------------ ----------- ------------ ----------------- ------------ ---------
Fed funds sold and investments              $ 74,266     $ 51,146    $ 23,120        45.2%          $ 82,014     $ (7,748)     -9.4%
                                         ------------ ------------                          ----------------- ------------
Gross loans                                  410,477      384,336      26,141         6.8%           396,648       13,829       3.5%
Reserve for loan losses                       (5,236)      (5,202)        (34)        0.7%            (5,070)        (166)      3.3%
                                         ------------ ------------ -----------              ----------------- ------------
Net loans                                    405,241      379,134      26,107         6.9%           391,578       13,663       3.5%
Other assets                                  61,341       59,995       1,346         2.2%            55,882        5,459       9.8%
                                         ------------ ------------ -----------              ----------------- ------------
Total assets                               $ 540,848    $ 490,275    $ 50,573        10.3%         $ 529,474     $ 11,374       2.1%
                                         ============ ============ ===========              ================= ============

Non-interest-bearing deposits              $ 102,684     $ 85,683    $ 17,001        19.8%          $ 96,635      $ 6,049       6.3%
Interest-bearing deposits                    348,686      334,962      13,724         4.1%           344,509        4,177       1.2%
                                         ------------ ------------ -----------              ----------------- ------------
Total deposits                               451,370      420,645      30,725         7.3%           441,144       10,226       2.3%
Borrowings                                    32,432       20,336      12,096        59.5%            33,029         (597)     -1.8%
Other liabilities                              4,953        2,945       2,008        68.2%             4,846          107       2.2%
Stockholders' equity                          52,093       46,349       5,744        12.4%            50,455        1,638       3.2%
                                         ------------ ------------ -----------              ----------------- ------------
Total liabilities and stockholders' equity $ 540,848    $ 490,275    $ 50,573        10.3%         $ 529,474     $ 11,374       2.1%
                                         ============ ============ ===========              ================= ============

Period end shares outstanding             12,151,890   12,103,553      48,337         0.4%        12,145,937        5,953       0.0%
Book value per share                          $ 4.29       $ 3.83      $ 0.46        11.9%            $ 4.15       $ 0.13       3.2%

Allowance for loan losses:
    Balance beginning of period              $ 4,838      $ 4,825        $ 13         0.3%           $ 4,838          $ -       0.0%
    Provision for loan losses                    600          587          13         2.2%               300          300     100.0%
    Net (charge-offs) recoveries                (202)        (210)          8        -3.8%               (68)        (134)    197.1%
                                         ------------ ------------ -----------              ----------------- ------------
Balance end of period                        $ 5,236      $ 5,202        $ 34         0.7%           $ 5,070        $ 166       3.3%
                                         ============ ============ ===========              ================= ============
Non-performing assets:
   Non-performing loans                      $ 3,085      $ 6,564    $ (3,479)      -53.0%           $ 2,744        $ 341      12.4%
   Real estate owned                             655        1,142        (487)      -42.6%               655            0       0.0%
                                         ------------ ------------ -----------              ----------------- ------------
Total non-performing assets                  $ 3,740      $ 7,706    $ (3,966)      -51.5%           $ 3,399        $ 341      10.0%
                                         ============ ============ ===========              ================= ============

                                                                                             FOR THE THREE
AVERAGE BALANCE SHEET                                                                         MONTHS ENDED
FOR THE THREE MONTHS ENDED JUNE 30          2003         2002        CHANGE      % CHANGE    MARCH 31, 2003     CHANGE      % CHANGE
                                         ------------ ------------ ----------- ------------ ----------------- ------------ ---------

Average fed funds sold and investments      $ 75,068     $ 58,549    $ 16,519        28.2%          $ 68,918      $ 6,150       8.9%
Average loans, gross                         403,035      375,696      27,339         7.3%           396,791        6,244       1.6%
Average total assets                         529,702      485,096      44,606         9.2%           517,904       11,798       2.3%
Average non-interest-bearing deposits         96,780       83,186      13,594        16.3%            89,665        7,115       7.9%
Average interest-bearing deposits            343,032      337,057       5,975         1.8%           340,351        2,681       0.8%
Average total deposits                       439,812      420,243      19,569         4.7%           430,016        9,796       2.3%
Average total borrowings                      33,363       17,431      15,932        91.4%            33,534         (171)     -0.5%
Average stockholders' equity                  51,495       45,699       5,796        12.7%            50,067        1,428       2.9%

FOR THE SIX MONTHS ENDED JUNE 30
Average fed funds sold and investments      $ 71,002     $ 66,098     $ 4,904         7.4%
Average loans, gross                         399,931      369,906      30,025         8.1%
Average total assets                         523,833      485,243      38,590         8.0%
Average non-interest-bearing deposits         93,240       80,982      12,258        15.1%
Average interest-bearing deposits            341,698      342,513        (815)       -0.2%
Average total deposits                       434,938      423,495      11,443         2.7%
Average total borrowings                      33,448       14,752      18,696       126.7%
Average stockholders' equity                  50,785       45,085       5,700        12.6%

SELECTED FINANCIAL RATIOS
 (annualized)

                                                                                                      FOR THE THREE
                                                                                                      MONTHS ENDED
FOR THE THREE MONTHS ENDED JUNE 30                    2003              2002           CHANGE         MARCH 31, 2003       CHANGE
                                                  --------------  -----------------  ------------   -------------------  ----------

Yield on average gross loans                              7.38%              7.83%         -0.4%                 7.49%      -0.11%
Yield on average investments (1)                          3.11%              5.44%         -2.3%                 3.54%      -0.43%
Total yield on average earning assets (1)                 6.71%              7.50%         -0.8%                 6.91%      -0.20%
Cost of average interest bearing deposits                 1.70%              2.32%         -0.6%                 1.81%      -0.11%
Cost of average borrowings                                2.75%              2.90%         -0.1%                 2.78%      -0.03%
Total cost of average deposits and borrowings             1.43%              1.93%         -0.5%                 1.53%      -0.10%
Net interest spread                                       5.28%              5.57%         -0.3%                 5.38%      -0.10%
Net interest margin (1)                                   5.30%              5.47%         -0.2%                 5.39%      -0.09%

Return on average equity                                 11.85%              9.02%          2.8%                10.11%       1.74%
Return on average assets                                  1.15%              0.85%          0.3%                 0.98%       0.17%

Efficiency ratio (2)                                     66.85%             73.02%         -6.2%                70.81%      -3.96%

FOR THE SIX MONTHS ENDED JUNE 30

Yield on average gross loans                              7.44%              7.97%         -0.5%
Yield on average investments (1)                          3.36%              5.29%         -1.9%
Total yield on average earning assets (1)                 6.82%              7.57%         -0.7%
Cost of average interest bearing deposits                 1.76%              2.55%         -0.8%
Cost of average borrowings                                2.77%              3.12%         -0.3%
Total cost of average deposits and borrowings             1.48%              2.10%         -0.6%
Net interest spread                                       5.34%              5.47%         -0.1%
Net interest margin (1)                                   5.35%              5.37%          0.0%

Net charge-offs to average loans                         -0.05%             -0.06%          0.0%
Allowance for loan losses to loans                        1.28%              1.35%         -0.1%
Allowance for loan losses to non-performing loans       169.72%             79.25%         90.5%
Non-performing loans to total loans                       0.75%              1.71%         -1.0%
Non-performing assets/total assets                        0.69%              1.57%         -0.9%

Return on average equity                                 11.00%              8.65%          2.3%
Return on average assets                                  1.07%              0.80%          0.3%

Efficiency ratio (2)                                     68.78%             74.45%         -5.7%

NOTES:
(1) Tax equivalent at a 34% rate
(2) Non-interest expense divided by net interest income plus non-interest income